Exhibit 99.2
Bill Barrett Corporation
Unaudited Pro Forma Condensed Consolidated Financial Information
On September 30, 2014, Bill Barrett Corporation (the "Company") closed on its previously announced sale to Vanguard Operating, LLC and Vanguard Natural Resources, LLC (collectively "Vanguard") of the Company’s remaining position in its Gibson Gulch natural gas program in the Piceance Basin. The assets sold include producing natural gas wells and related compression and gathering assets and 12,000 net acres (the "Assets") under the Purchase and Sale Agreement between the Company and Vanguard dated September 15, 2014 (the "Agreement"). Total consideration, prior to customary closing adjustments, was $583.2 million and included approximately $36.1 million for assumption of the Company's lease financing obligation related to compressor units on the property and $22.1 million related to the relief of the Company's asset retirement obligation.
The following unaudited pro forma condensed consolidated balance sheet information as of June 30, 2014 is based on the historical financial statements of the Company, including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the sale of the Assets on September 30, 2014 as if the sale had occurred on June 30, 2014.
The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 are based on the historical financial statements of the Company, including certain pro forma adjustments, and assume that the sale of the Assets occurred on January 1, 2013.
The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates. Actual amounts may differ from these estimated amounts. In preparing the pro forma information, the Company eliminated all direct revenues and expenses related to the Assets but did not adjust general and administrative expenses or commodity hedging activity. The unaudited pro forma condensed consolidated financial information is for informational purposes only and is not intended to represent or be indicative of the results of operations or financial position of the Company or the pro forma effect of closing of the sale and should not be taken as indicative of the Company’s future results of operations or financial position. Actual results may differ significantly from those reflected in the unaudited pro forma condensed consolidated financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial information and actual results. The pro forma adjustments are described in Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the financial statements and notes and related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the six month period ended June 30, 2014 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1)Basis of Presentation
The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to pro forma adjustments to reflect the sale of the Assets as if the sale had occurred on June 30, 2014. The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 give effect to pro forma adjustments to reflect the sale of the Assets as if the sale had occurred on January 1, 2013.

(2)	Pro Forma Adjustments
The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of operations reflect the effect of the following pro forma adjustments:

(a)
The difference between the purchase price of $525.0 million (before closing adjustments) and the paydown of the outstanding borrowings under the Company's bank revolving credit facility as of June 30, 2014 of $250.0 million.

(b)	The sale of the Assets as if the sale had occurred on June 30, 2014.

(c)
The $283.0 million adjustment to long-term debt assumes paying the outstanding borrowings under the Company's bank revolving credit facility as of June 30, 2014 in the amount of $250.0 million and the assumption of long-term debt by Vanguard related to the Company's lease financing obligation on certain compressor and salt water disposal facilities in the Piceance Basin in the amount of $33.0 million. In addition, Vanguard assumed the current portion of the

Company's lease financing obligation related to certain compressor and salt water disposal facilities in the Piceance Basin in the amount of $4.2 million.

(d)	The effect on deferred income taxes as a result of adjustment (b).

(e)	The effect on retained earnings as a result of the tax effected loss on sale of the Assets.

(f)
Credit facility interest expense for all periods presented and accrued interest expense on June 30, 2014 is reversed herein based on the assumed paydown of the remaining outstanding borrowings under the Company's bank revolving credit facility. In addition, Vanguard assumed the Company's lease financing obligation related to certain compressor and salt water disposal facilities in the Piceance Basin. Therefore, the portion of interest expense related to the financing obligation is also included in this pro forma adjustment.

(g)	Elimination of oil, natural gas, and natural gas liquids ("NGL") revenues directly related to the Assets for the six months ended June 30, 2014 and for the year ended December 31, 2013.

(h)	Elimination of direct operating expenses related to the Assets for the six months ended June 30, 2014 and for the year ended December 31, 2013.

(i)	Represents the income tax effect of the above pro forma adjustments.

BILL BARRETT CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2014

	Bill Barrett Historical	Pro Forma Adjustments		Unaudited Pro Forma Balance Sheet
	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$55,779	$275,000	(a)	$330,779
Accounts receivable, net of allowance for doubtful accounts	91,880	—		91,880
Deferred income taxes	14,926	—		14,926
Derivative Assets	—	—		—
Prepayments and other current assets	3,396	—		3,396
Total current assets	165,981	275,000		440,981
Property and Equipment — At cost, successful efforts method for oil and gas properties:
Proved oil and gas properties	3,107,305	(1,320,763)	(b)	1,786,542
Unproved oil and gas properties, excluded from amortization	299,472	(361)	(b)	299,111
Furniture, equipment and other	42,432	(4,906)	(b)	37,526
	3,449,209	(1,326,030)		2,123,179
Accumulated depreciation, depletion, amortization and impairment	(1,098,253)	673,365	(b)	(424,888)
Total property and equipment, net	2,350,956	(652,665)		1,698,291
Deferred financing costs and other noncurrent assets	17,375	—		17,375
Total	$2,534,312	$(377,665)		$2,156,647

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable and accrued liabilities	$124,293	$(382)	(f)	$123,911
Amounts payable to oil and gas property owners	29,028	—		29,028
Production taxes payable	38,584	—		38,584
Derivative liabilities	41,379	—		41,379
Deferred income taxes	—	—		—
Current portion of long-term debt	4,685	(4,248)	(c)	437
Total current liabilities	237,969	(4,630)		233,339
Long-term debt	1,111,703	(282,967)	(c)	828,736
Asset retirement obligations	40,443	(21,901)	(b)	18,542
Deferred income taxes	154,718	(22,823)	(d)	131,895
Derivatives and other noncurrent liabilities	18,884	—		18,884
Stockholders’ equity:
Common stock, $0.001 par value; authorized 150,000,000 shares; 49,648,285 ad 49,152,448 shares issued and outstanding at June 30,2014 and December 31, 2013, respectively, with 1,621,640 and 1,340,060 shares subject to restrictions, respectively	48	—		48
Additional paid-in capital	908,809	—		908,809
Retained earnings	61,405	(45,344)	(e)	16,061
Treasury stock, at cost: zero shares at June 30, 2014 and December 31, 2013, respectively	—	—		—
Accumulated other comprehensive income	333	—		333
Total stockholders' equity	970,595	(45,344)		925,251
Total	$2,534,312	$(377,665)		$2,156,647

BILL BARRETT CORPORATION
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the six months ended June 30, 2014

	Bill Barrett Historical	Pro Forma Adjustments		Unaudited Pro Forma Statement of Operations
	(in thousands, except share and per share amounts)
Operating and Other Revenues:
Oil, gas and NGL production	$263,389	$(83,488)	(g)	$179,901
Other	9,307	—		9,307
Total operating and other revenues	272,696	(83,488)		189,208
Operating Expenses:
Lease operating expense	32,083	(8,803)	(h)	23,280
Gathering, transportation and processing expense	23,454	(11,969)	(h)	11,485
Production tax expense	17,275	(2,225)	(h)	15,050
Exploration expense	419	(9)	(h)	410
Impairment, dry hole costs and abandonment expense	3,504	—		3,504
Depreciation, depletion and amortization	120,402	(34,543)	(h)	85,859
General and administrative expense	29,928	—		29,928
Total operating expenses	227,065	(57,549)		169,516
Operating Income (Loss)	45,631	(25,939)		19,692
Other Income and Expense:
Interest and other income	727	—		727
Interest expense	(35,252)	2,338	(f)	(32,914)
Commodity derivative loss	(71,930)	—		(71,930)
Total other income and expense	(106,455)	2,338		(104,117)
Loss before Income Taxes	(60,824)	(23,601)		(84,425)
Benefit from Income Taxes	(21,489)	(9,391)	(i)	(30,880)
Net Loss	$(39,335)	$(14,210)		$(53,545)
Net Loss Per Common Share, Basic	$(0.82)			$(1.12)
Net Loss Per Common Share, Diluted	$(0.82)			$(1.12)
Weighted Average Common Shares Outstanding, Basic	47,943,806			47,943,806
Weighted Average Common Shares Outstanding, Diluted	47,943,806			47,943,806

BILL BARRETT CORPORATION
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the year ended December 31, 2013

	Bill Barrett Historical	Pro Forma Adjustment		Unaudited Pro Forma Statement of Operations
	(in thousands, except share and per share amounts)
Operating and Other Revenues:
Oil and gas production	$565,555	$(176,223)	(g)	$389,332
Other	2,538	—		2,538
Total operating and other revenues	568,093	(176,223)		391,870
Operating Expenses:
Lease operating expense	70,217	(16,924)	(h)	53,293
Gathering, transportation and processing expense	67,269	(31,750)	(h)	35,519
Production tax expense	27,172	(3,280)	(h)	23,892
Exploration expense	337	(7)	(h)	330
Impairment, dry hole costs and abandonment expense	238,398	—		238,398
Depreciation, depletion and amortization	279,775	(89,953)	(h)	189,822
General and administrative expense	64,902	—		64,902
Total operating expenses	748,070	(141,914)		606,156
Operating Loss	(179,977)	(34,309)		(214,286)
Other Income and Expense:
Interest income and other income	1,646	—		1,646
Interest expense	(88,507)	5,484	(f)	(83,023)
Commodity derivative loss	(23,068)	—		(23,068)
Loss on debt extinguishment	(21,460)	—		(21,460)
Total other income and expense	(131,389)	5,484		(125,905)
Loss before Income Taxes	(311,366)	(28,825)		(340,191)
Benefit from Income Taxes	(118,633)	(10,709)	(i)	(129,342)
Net Loss	$(192,733)	$(18,116)		$(210,849)
Net Loss Per Common Share, Basic	$(4.06)			$(4.44)
Net Loss Per Common Share, Diluted	$(4.06)			$(4.44)
Weighted Average Common Shares Outstanding, Basic	47,496,857			47,496,857
Weighted Average Common Shares Outstanding, Diluted	47,496,857			47,496,857